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                                                                   EXHIBIT 10.12

                        THIRD AMENDMENT TO LOAN DOCUMENTS

      BUILD-A-BEAR WORKSHOP, INC. ("BABWI"), successor by merger to BUILD-A-BEAR WORKSHOP, LLC, SHIRTS ILLUSTRATED, LLC ("SHIRTS"), BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC. ("BABWF"), BUILD-A-BEAR ENTERTAINMENT, LLC ("BABE"), and BUILD-A-BEAR RETAIL MANAGEMENT, INC. ("BABRM"), jointly and severally (individually and collectively, the "Borrower"), BUILD-A-BEAR WORKSHOP CANADA, INC. ("Guarantor" or "BABWC") and U.S. BANK NATIONAL ASSOCIATION, formerly known as FIRSTAR BANK, NATIONAL ASSOCIATION ("Lender"), hereby agree as follows effective as of May 31, 2004 (the "Effective Date"):

1.    RECITALS.

      1.1 Lender and Build-A-Bear Workshop, LLC entered into a Loan Agreement and related loan and security documents dated as of March 1, 2000 pursuant to which the Lender extended a revolving credit facility to the Borrower (the "Loan");

      1.2 Lender, Build-A-Bear Workshop, LLC and Build-A-Bear Workshop, Inc. entered into an assumption and amendment agreement dated as of April 3, 2000, whereby Build-A-Bear Workshop, Inc. assumed all of the obligations of its predecessor in interest, Build-A-Bear Workshop, LLC;

      1.3 Lender and Borrower amended the terms of the Loan by the First Amended and Restated Loan Agreement and related loan and security documents dated as of June 1, 2001 (the "Prior Loan Agreement");

      1.4 Lender and Borrower amended and restated the Prior Loan Agreement by the Second Amended and Restated Loan Agreement dated as of February 13, 2002 (the "Loan Agreement") and Borrower delivered to Lender in connection therewith the First Amended and Restated Revolving Credit Note (the "Note") and the First Amended and Restated Security Agreement (the "Security Agreement") (the Note, Security Agreement and Loan Agreement, the Guarantee of BABWC, and all other loan and security documents executed in connection with the Loan from time to time are referred to herein as the "Loan Documents");

      1.5 Lender and Borrower amended the Loan Documents pursuant to the First Amendment to Loan Documents effective as of May 30, 2003 to add additional borrowers to the Loan Documents, to revise certain financial covenants in the Loan Documents, and to add BABWC as a guarantor of the obligations under the Loan Documents.

      1.6 Lender and Borrower amended the Loan Documents pursuant to the Second Amendment to Loan Documents effective as of December 31, 2003 to add an additional borrower to the Loan Documents.

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      1.7   Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Loan Agreement.

      1.8 Borrower and Lender desire to further amend the Loan Documents pursuant to this Third Amendment to Loan Documents ("Amendment").

2.    AMENDMENTS.

      2.1 Section 2.1.2 of the Loan Agreement is hereby deleted and replaced with the following:

            2.1.2 MAXIMUM AMOUNT. The maximum amount that may be outstanding under the Revolving Credit Note at any particular time may not exceed the lesser of the following (the "Maximum Amount"): (A) the Total Facility; or (B) in the event that Lender determines in its sole discretion to limit the amount to be advanced under the Revolving Credit Note (after 30 days prior written notice to Borrower of such determination by Lender), an amount equal to the sum of (a) up to 75% of Borrower's Eligible Receivables, plus (b) up to the lesser of: (i) $12,000,000; or (ii) 50% of Borrower's Eligible Inventory, plus (c) up to 10% of the book value of Borrower's net fixed assets. Notwithstanding anything to the contrary contained herein, Lender in its sole discretion may, but will never be obligated to, increase the amount of the Total Facility or change or suspend the limits on the Maximum Amount.

      2.2 Section 2.1 of the Loan Agreement is hereby amended to add the following as Section 2.1.5:

            2.1.5 COMMITMENT FEE. Borrower will pay to Lender a commitment fee beginning effective June 1, 2004, computed at the rate of 0.125% per annum, on the average daily difference between: (i) the outstanding amount of the Note and (ii) the Maximum Amount, such Commitment Fee to be payable quarterly in arrears on the last day of each June, September, December and March and upon the Maturity Date of the Note and/or the date this Agreement is terminated.

      2.3 Section 6.1 of the Loan Agreement is hereby deleted and replaced with the following:

            6.1 DEBT. Incur any Indebtedness other than: (a) the Loans and any subsequent Indebtedness to Lender; (b) open account obligations incurred in the ordinary course of business having maturities of less than 150 days; (c) lease payments for real property; (d) lease and rental payments for personal property whose aggregate annual rental payments do not exceed $100,000 during any calendar year; and
            (e) Indebtedness secured by Permitted Liens.

      2.4 Section 6.4 of the Loan Agreement is hereby deleted and replaced with the following:

            6.4   MINIMUM TANGIBLE NET WORTH. Permit the Tangible Net Worth of

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            Borrower and Guarantor on a consolidated basis to be less than
            $54,000,000 at any time. Such amount shall be increased by the amount of all equity contributions made to the Borrower from time to time and shall be reduced by the amount of dividends, share repurchases, or any other return of capital contributions permitted under this Agreement; provided however, that such reductions shall not cause the Tangible Net Worth of Borrower and Guarantor on a consolidated basis to be less than $44,000,000 at any time.

      2.5 Section 6.6 of the Loan Agreement is hereby deleted and replaced with the following:

            6.6 DIVIDENDS. Declare or pay any dividends of any kind other than dividends payable solely in shares of its capital stock (including without limitation debt repayment, payment for goods and services); provided however, that Borrower may do so if such payment would not violate any of the other terms of this Agreement or the Security Documents and none of the following conditions exist or will exist as a result of any such payment: (i) an Event of Default or Default; and (ii) the difference between the Maximum Amount and the outstanding amount of the Revolving Credit Note is less than $5,000,000.

      2.6 Section 6.8 of the Loan Agreement is hereby deleted and replaced with the following:

            6.8 REDEMPTIONS. Purchase, retire, redeem or otherwise acquire for value, directly or indirectly, any shares of its capital stock now or hereafter outstanding; provided however, that Borrower may do so if such purchase, redemption or acquisition would not violate any of the other terms of this Agreement or the Security Documents and none of the following conditions exist or will exist as a result of any such purchase, redemption or acquisition: (i) an Event of Default or Default; and (ii) the difference between the Maximum Amount and the outstanding amount of the Revolving Credit Note is less than $5,000,000.

      2.7 Section 6.11 of the Loan Agreement is hereby deleted and replaced with the following:

            6.11 ADVANCES AND LOANS. Except as set forth in the Disclosure Schedule, lend money, give credit or make advances (other than ordinary, reasonable advances not to exceed $50,000 in the aggregate at any time) to any person, firm, joint venture or corporation, including, without limitation, Affiliates; provided however, that Borrower may make advances to BABWC so long as such advances shall not exceed $7,000,000 outstanding in the aggregate at any time.

      2.8 Notwithstanding the terms of the Loan Agreement requiring the regular submission of Borrowing Base Certificates to Lender, Borrower shall no longer be required to submit such Borrowing Base Certificates to Lender unless and until such time as Lender requires that Borrower do so by written notice to Borrower.

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      2.9   The Maturity Date set forth in Section 3 of the Note is hereby extended from May 31, 2004 to May 31, 2005.

3. REPRESENTATIONS, WARRANTIES, AND COVENANTS. To induce Lender to enter into this Amendment, Borrower represents, warrants, and covenants as follows:

      3.1 The representations and warranties of Borrower contained in the Loan Documents are deemed to have been made again on and as of the date of execution of this Amendment.

      3.2 No Event of Default (as such term is defined in the Loan Documents) or Default exists on the date hereof.

      3.3 Each Borrower and Guarantor represents and warrants that it has no claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against Lender, their direct or indirect parent corporations or any direct or indirect Affiliates of such parent corporations, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, "Lender Parties") that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to Lender to enter into this Agreement, each Borrower and Guarantor on behalf of itself, and all of its successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Loan Documents or any documents executed in connection with the Loan Documents or which was related to or connected in any manner, directly or indirectly to the extension of credit represented by the Loan Documents.

      3.4 Each Borrower and Guarantor has the full right, power and authority to enter into this Amendment and perform its obligations hereunder, and no information or material submitted to Lender in connection with this Amendment contains any material misstatement or misrepresentation nor omits to state any material fact or circumstance.

4. CONDITIONS PRECEDENT. The consent of Lender to this Amendment is subject to the satisfaction of the following conditions precedent:

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      4.1   Lender will have been furnished copies, certified by the Secretary of Borrower and Guarantor, of resolutions of the Board of Directors of Borrower and Guarantor authorizing the execution of this Amendment and any related documentation.

      4.2 The representations and warranties of Borrower in Section 3 herein will be true.

      4.3 Lender will have received an updated schedule of all locations of Borrower and of each Borrower's intellectual property, along with an executed pledge agreement of such intellectual property in form acceptable to Lender.

5.    GENERAL.

      5.1 Except as expressly modified herein, the Loan Documents, as amended, are and remain in full force and effect. Nothing contained herein will be construed as waiving any Default or Event of Default under the Loan Documents or will affect or impair any right, power or remedy of Lender under or with respect to the Loan Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Advances.

      5.2 All representations and warranties made by Borrower herein will survive the execution and delivery of this Amendment.

      5.3 This Amendment will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

      5.4 Borrower will pay attorneys' fees and expenses of Lender incurred in connection with this Amendment and related documentation. Such fees, expenses may be charged to Borrower by Lender as a Revolving Advance.

      5.5 This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

      5.6   A copy of this Amendment may be attached to the Note as an allonge.

      5.7 This Amendment and the documents and instruments to be executed hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be amended, modified or terminated except by a writing signed by the party to be charged therewith.

      5.8 Borrower agrees to execute such other instruments and documents and provide Lender with such further assurances as Lender may reasonably request to more fully carry out the intent of this Amendment.

      5.9 This Amendment may be executed in a number of identical counterparts. If so, each such counterpart shall collectively constitute one agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

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      5.10  No provision of this Amendment is intended or shall be construed to be for the benefit of any third party.

Executed as of the Effective Date.

BUILD-A-BEAR WORKSHOP, INC.                    U.S. BANK NATIONAL
                                               ASSOCIATION
BORROWER                                       LENDER

By: /s/ Maxine Clark                           By: /s/ Charles L. Thomas
    --------------------------                     --------------------------
Print Name: Maxine Clark                       Print Name: Charles L. Thomas
Title: Chief Executive Bear                    Title: Vice President

BUILD-A-BEAR                                   BUILD-A-BEAR WORKSHOP
ENTERTAINMENT, LLC                             FRANCHISE HOLDINGS, INC.
BORROWER                                       BORROWER

By: /s/ Maxine Clark                           By: /s/ Maxine Clark
    --------------------------                     --------------------------
Print Name: Maxine Clark                       Print Name: Maxine Clark
Title: Manager                                 Title: Chief Executive Bear

BUILD-A-BEAR RETAIL                            SHIRTS ILLUSTRATED, LLC
MANAGEMENT, INC.
BORROWER                                       BORROWER
                                                 By: Build-A-Bear Workshop, LLC,
                                                 its Managing Member

By: /s/ Maxine Clark                           By: /s/ Maxine Clark
    --------------------------                     --------------------------
Print Name: Maxine Clark                       Print Name: Maxine Clark
Title: Chief Executive Bear                    Title: Manager

BUILD-A-BEAR WORKSHOP
CANADA, INC.
GUARANTOR

By: /s/ Maxine Clark
    --------------------------
Print Name: Maxine Clark
Title: Chief Executive Bear

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